                                 AFFILIATE AGREEMENT


                                                           October 10, 1997

ATMI, Inc.
7 Commerce Drive
Danbury, CT 06810

Ladies and Gentlemen:

    Pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of the 17th day of May, 1997, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of the 6th day of June, 1997 and that certain Second Amendment to Agreement and Plan of Merger dated as of the 30th day of July, 1997 (as amended, the "Merger Agreement"), by and among Welk Acquisition Corporation, a Delaware corporation ("Merger Sub"), Advanced Technology Materials, Inc., a Delaware corporation ("ATMI"), Lawrence Semiconductor Laboratories, Inc., an Arizona corporation ("Lawrence"), Lawrence Semiconductor Laboratories Marketing and Sales, Inc., an Arizona corporation ("LSLMS") and you (f/k/a ATMI Holdings, Inc.) ("Holdings"), following the contribution of all of the issued and outstanding shares of capital stock of LSLMS to Lawrence, Holdings will acquire Lawrence through the merger of Merger Sub with and into Lawrence (the "Merger"), with Lawrence continuing as the surviving corporation and as a wholly-owned subsidiary of Holdings. Subject to the terms and conditions of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), all of the issued and outstanding shares of capital stock of Lawrence will be converted into the right to receive shares of common stock, par value $.01 per share, of Holdings (the "Holdings Common Stock"), on the basis described in the Merger Agreement.

    The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Lawrence and may be deemed to be an "affiliate" of Holdings, as the term "affiliate" is (i) defined for purposes of Rule 144 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the SEC. The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Holdings, ATMI, stockholders of ATMI, Lawrence, other stockholders of Lawrence and their respective counsel and accountants.

    The undersigned represents and warrants to and agrees that:

    1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform his obligations hereunder.

    2. The undersigned has carefully read this letter and the Merger Agreement and all schedules and exhibits thereto and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Holdings Common Stock to the extent the undersigned felt necessary, with his counsel or counsel to Lawrence.

    3. The undersigned shall not make any sale, transfer or other disposition of Holdings Common Stock in violation of the Securities Act or the Rules and Regulations.

    4. The undersigned has been advised that the issuance of shares of Holdings Common Stock to the undersigned in connection with the Merger has not been registered with the SEC under the Securities Act on a registration statement on Form S-4. Furthermore, the undersigned has also been advised that, since the undersigned may be deemed to have been an affiliate of Lawrence and may be deemed to be an affiliate of Holdings and the distribution by the undersigned of any Holdings Common Stock has not been registered, and is not exempt, under the Securities Act, the undersigned may not sell, transfer or otherwise dispose of Holdings Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 promulgated by the SEC under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Holdings, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. The undersigned hereby agrees to comply with such requirements.

    5. From and after the Effective Time for so long as and to the extent necessary to permit the undersigned to sell any shares of Holdings Common Stock pursuant to Rule 144 under the Securities Act, Holdings shall use reasonable efforts to file, on a timely basis, all reports required to be filed by it with the SEC pursuant to Section 13 of the Exchange Act, so long as it is subject to such requirement, and to furnish to the undersigned upon request a written statement as to whether Holdings has complied with such reporting requirements during the twelve (12) months preceding any proposed sale under Rule 144 and otherwise use its reasonable efforts to permit such sales pursuant to Rule 144. ATMI has filed, on a timely basis, all reports required to be filed with the SEC under Section 13 of the Exchange Act during the twelve (12) months preceding the date hereof.

    6. Stop transfer instructions will be given to Holdings' transfer agent with respect to the Holdings Common Stock received in the Merger, and there will be placed on the certificates for the Holdings Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND THE TERMS OF THAT CERTAIN AFFILIATE AGREEMENT DATED OCTOBER 10, 1997 BETWEEN THE REGISTERED HOLDER HEREOF AND ATMI, INC., A

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

    COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ATMI, INC. ATMI, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR."

    7. Unless the transfer by the undersigned of his Holdings Common Stock has been registered under the Securities Act or is a sale made in conformity with the applicable provisions of Rule 144, Holdings reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR (II) UPON ACCEPTANCE BY THE COMPANY OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS IS SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

    8. The legends set forth in paragraphs 6 and 7 above shall be removed and any stop transfer instructions terminated upon delivery of substitute certificates without such legend if the undersigned shall have delivered to Holdings a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Holdings, to the effect that such legend is not required for purposes of the Securities Act.

    9. Subject to applicable community property laws, the undersigned is, as of the Effective Time, the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) all the shares of Holdings Common Stock indicated on the last page hereof. Except as set forth on the last page hereof, the undersigned does not beneficially own any shares of Holdings Common Stock or any other equity securities of Holdings or any options, warrants or other rights to acquire any equity securities of Holdings.

    10. The undersigned agrees that during the period commencing on the date hereof and ending at such time as financial results covering at least thirty
(30) days of combined operations of Lawrence and ATMI have been published by Holdings, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, he will not engage in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to, or the entry into any similar transaction intended to reduce the risk of the undersigned's ownership of, or investment in, any of the following:

         (a) any shares of Holdings Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities; or

         (b) any other shares of Holdings Common Stock or other Holdings equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement;

provided that the foregoing shall not be deemed to limit the undersigned's right to exercise any conversion, liquidation preference or similar rights that the undersigned may have pursuant to Holdings' Certificate of Incorporation.

    11. Holdings agrees to publish, as promptly as practicable following the Merger, financial results covering at least thirty (30) days of combined operations of ATMI and Lawrence in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement that includes the combined results of operations of ATMI and Lawrence; provided, however, that Holdings shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Holdings.

    12. This Agreement may not be amended or waived other than by a writing signed by both the undersigned and Holdings.

    13. In the event they were to become available, the undersigned will not exercise dissenters' rights in connection with the Merger.

    14. The undersigned has no present plan or intention to engage in a direct or indirect sale, exchange, transfer, redemption, disposition or conveyance or any transaction that would have the effect of reducing in any way the undersigned's risk of ownership by short sale or otherwise of the shares of Holdings Common Stock to be received by the undersigned in the Merger, except as contemplated by the Registration Rights Agreement between the undersigned and Holdings of even date. The undersigned acknowledges that the undersigned is giving this representation and covenant to enable Ernst & Young LLP to opine that the Merger constitutes a reorganization within the meaning of Section 368 of the Code and further recognizes that significant adverse tax consequences might result if such representation is not true.

    15. The undersigned is not aware of, or participating in, any plan of any other stockholder of the Company to engage in a sale of shares of Holdings Common Stock that will be received in the Merger or otherwise.

    16. Notices to the undersigned or Holdings hereunder shall be given in the manner set forth in the Registration Rights Agreement. Any waiver, amendment or modification of this Agreement shall be made in the manner set forth in the Registration Rights Agreement.

                            [signature page follows]

                      Number of shares of Holdings Common Stock
                        beneficially owned by the undersigned:

                                   3,556,000




                                       Very truly yours,



                                       Lamonte H. Lawrence
                                       ----------------------------------------
                                       (print name of stockholder above)



                                       By: /S/ LAMONTE H. LAWRENCE
                                           ------------------------------------
                                            Name:
                                            Title:
                                            (if applicable)


Accepted this 10th day of
October, 1997, by

ATMI, Inc.



By: /S/ DANIEL P. SHARKEY
    --------------------------
    Name: Daniel P. Sharkey
    Title: President, Secretary, & Treasurer




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